POWER OF ATTORNEY

I, Steven Cosse', Director of Simmons First National Corporation, hereby constitute, appoint and authorize Piper Erwin, Shelly E. McMurtrey, Randa Edwards, or John Rush, to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.






September 27, 2004                                            /s/ Steven Cosse'
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Date                                                          Signature